CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


 ...................The Franklin Holding Corporation (Delaware)..................
                (Name of Registrant as Specified In Its Charter)

 ................................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
            1)  Title of each class of securities to which transaction applies:
            ....................................................................
            2)  Aggregate number of securities to which transaction applies:
            ....................................................................
            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            4)  Proposed  maximum  aggregate value of  transaction:
            5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11-(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)  Amount Previously Paid:
            ....................................................................
            2)  Form, Schedule or Registration Statement No.:

            3)  Filing Party:

            4)  Date Filed:



712523.1

                   THE FRANKLIN HOLDING CORPORATION (Delaware)
                                 450 Park Avenue
                            New York, New York 10022
                                    --------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On June 16, 1998
                                     -------



         The Annual Meeting of Stockholders of The Franklin Holding Corporation (Delaware) will be held on June 16, 1998 at 11 o'clock a.m., New York Time, at the offices of Battle Fowler LLP, 7th Floor, 75 East 55th Street, New York, New York, for the following purposes:

                  1. To elect six (6) directors to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and have qualified;

                  2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to change the name of the Company to "Franklin Capital Corporation";

                  3. To ratify the appointment by the Board of Directors of Ernst & Young LLP to serve as independent auditors for the fiscal year ending December 31, 1998; and

                  4. To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The Board has fixed the close of business on May 1, 1998 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of Common Stock, $1.00 par value, held on the record date.



709681.4

         If you cannot attend the meeting, please sign and return the enclosed proxy card as soon as possible in order that you may be represented at the meeting. If you attend the meeting, you may vote in person even though you have sent in a proxy.

                                      By Order of the Board of Directors

                                      SPENCER L. BROWN
                                      Secretary

New York, New York
May 1, 1998












709681.4
                                        2

                   THE FRANKLIN HOLDING CORPORATION (Delaware)
                                 450 Park Avenue
                            New York, New York 10022
                                     -------

                                 PROXY STATEMENT


                             Solicitation of Proxies

         This Proxy Statement is furnished by the Board of Directors of The Franklin Holding Corporation (Delaware), a Delaware corporation (the "Corporation"), in connection with the solicitation by the Corporation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held on June 16, 1998, at 11 o'clock a.m., New York Time, at the offices of Battle Fowler LLP, 7th Floor, 75 East 55th Street, New York, New York.


Voting and Revocability of Proxies

         Stockholders who execute proxies may revoke them at any time before they are voted, by delivering to Mr. Spencer L. Brown, Secretary of the Corporation, at the offices of the Corporation at 450 Park Avenue, 10th Floor, New York, New York, 10022, before the ballot is cast, either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the specifications contained therein. If no contrary specification is indicated on the proxy, the shares represented thereby will be voted (i) for the election of the six (6) nominees for directors, (ii) in favor of the proposal to amend the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to change the name of the Company to Franklin Capital Corporation, and (iii) in favor of the ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditors.

         In the event that the persons named as proxies propose one or more adjournments to permit further solicitation with respect to any proposal to be voted upon at the Meeting, any such adjournments would require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The proxyholders will vote in favor of such an adjournment with respect to those proxies which instruct them to vote in favor of such proposal (including proxies which have no contrary specification with respect to such proposal), and will vote against such an adjournment with respect to those proxies which instruct them to vote against or abstain from voting with respect to such proposal. No adjournment will be for any period later than June 30, 1998.


709681.4
                                        3

         Except as stated specifically and except with respect to the election of directors, which is by plurality of votes cast, each of the matters being submitted to stockholder vote pursuant to the Notice of Annual Meeting will be approved if a quorum is present in person or by proxy and a majority of the votes cast on a particular matter are cast in favor of that matter.


Expenses of Solicitation of Proxies

         The expenses of solicitation will be borne by the Corporation. The solicitation will be conducted by mail, except that in a limited number of instances proxies may be solicited by directors, officers and other employees of the Corporation personally, by telephone or by telecopier. In addition, the Corporation has retained D.F. King & Co., Inc. to solicit proxies. The Corporation estimates that the fees of D.F. King & Co., Inc. for solicitation will not exceed $5,000.00. This proxy statement and form of proxy are first being sent to stockholders on or about May 18, 1998. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT AND MOST RECENT SEMI-ANNUAL REPORT TO STOCKHOLDERS TO ANY STOCKHOLDER UPON REQUEST IN WRITING ADDRESSED TO "THE FRANKLIN HOLDING CORPORATION (DELAWARE), 450 PARK AVENUE, NEW YORK, NEW YORK 10022, ATTENTION: STOCKHOLDER RELATIONS" OR BY CALLING COLLECT TO (212) 486-2323.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Outstanding Shares and Voting Rights

         At the close of business on May 1, 1998, the record date for the Meeting, the outstanding voting securities of the Corporation consisted of 801,198 shares of Common Stock, each of which is entitled to one vote.

Principal Stockholders

         The following table sets forth certain information with respect to the holdings of any person, including any "group" as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (as amended, the "1934 Act") who was known to the Corporation to be the "beneficial owner", as defined in Rule 13(d)(3) under the 1934 Act, of more than 5% of the outstanding Common Stock at the close of business on May 1, 1998. The following information is based solely on a review by the Corporation of the Common Stock transfer records of the Corporation and on publicly available filings made with the Securities and Exchange Commission (the "Commission") by or on behalf of stockholders of the Corporation.

709681.4
                                        4

                                              Amount and Nature
                 Name and Address of          of Beneficial
Title of Class   Beneficial Owner             Ownership         Percent of Class
--------------   ----------------             ---------         ----------------
Common           Stephen L. Brown, Chairman      249,238(1)          31.1%
Stock            c/o The Franklin Holding
                     Corporation (Delaware)
                 450 Park Avenue
                 New York, New York 10022

(1) Includes the 25,000 shares of Common Stock owned by S.L. Brown & Company, Inc. ("SLB & Co., Inc."). The Corporation has been notified that on June 30, 1997, the Board of Directors of SLB & Co., Inc. entered into, and the stockholders of SLB & Co., Inc. approved, a plan of dissolution of SLB & Co., Inc. Mr. Brown has, subject to certain limitations, voting and investment power over the voting securities owned by SLB & Co., Inc. and is Chairman of SLB & Co., Inc. Also includes 117,936 shares of Common Stock owned by certain stockholders of SLB & Co., Inc., for which Mr. Brown has an irrevocable proxy through no later than July 1, 1998. Does not include 1,250 shares of Common Stock owned by Mr. Brown's children. Mr. Brown disclaims beneficial ownership of such shares.


Security Ownership of Management

         The following table sets forth certain information with respect to the Common Stock beneficially owned, as defined in Rule 13(d)(3) under the 1934 Act, by each director of the Corporation, each nominee for director, each named executive officer and by all directors and named executive officers of the Corporation as a group, at the close of business on May 1, 1998. Except as otherwise indicated, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares.


709681.4
                                        5

Name of Beneficial Owner                    Amount Beneficially
         of Class                                  Owned                Percent
         --------                                  -----                -------
Stephen L. Brown                                249,238(1)              31.1%
Jeffrey J. Steiner                               31,481(2)               3.9%
Carl D. Glickman                                 30,981(3)               3.9%
Miles L. Berger                                  10,000                  1.2%
Jonathan A. Marshall                              5,900                     *
John Greenbaum                                    4,600(4)                  *
Spencer L. Brown                                  5,526(5)                  *
Irving Levine                                     3,000                     *
Stephen J. Mayer                                      0                     *
All officers and directors as a group           286,932(6)              35.8%
(9 persons)

*Less than 1%

(1) Includes 25,000 shares of Common Stock owned by SLB & Co., Inc., over which Mr. Brown has, subject to certain limitations, voting and investment power. Also includes 117,936 shares of Common Stock owned by certain stockholders of SLB & Co., Inc. for which Mr. Brown has an irrevocable proxy through no later than July 1, 1998. Does not include 1,250 shares of Common Stock owned by Mr. Brown's children. Mr. Brown disclaims beneficial ownership of such shares.

(2) Includes 30,981 shares of Common Stock owned by Primrose Associates, Inc., a corporation controlled by Mr. Steiner. Of those shares, 26,228 are subject to an irrevocable proxy given to Stephen L. Brown through no later than July 1, 1998. Does not include 25,000 shares of Common Stock owned by SLB & Co., Inc. Mr. Steiner is an indirect stockholder of SLB & Co., Inc. and disclaims beneficial ownership of such shares.

(3) Includes 26,228 shares of Common Stock owned by Mr. Glickman that are subject to an irrevocable proxy given to Stephen L. Brown through no later than July 1, 1998. Does not include 25,000 shares of Common Stock owned by SLB & Co., Inc. Mr. Glickman is a direct stockholder of SLB & Co., Inc. and disclaims beneficial ownership of such shares.


709681.4
                                        6

(4) Ownership is through Greenbaum Brothers Partnership, in which Mr. Greenbaum has a 33% general partnership interest.

(5) Includes 1,338 shares of Common Stock owned by Spencer L. Brown that are subject to an irrevocable proxy given to Stephen L. Brown through no later than July 1, 1998. Does not include 25,000 shares of Common Stock owned by SLB & Co., Inc. Spencer Brown is a direct stockholder of SLB & Co., Inc. and disclaims beneficial ownership of such shares.

(6) Includes 53,794 shares of Common Stock owned by other officers and directors that are subject to an irrevocable proxy given to Stephen L. Brown through no later than July 1, 1998.


                              ELECTION OF DIRECTORS


Information Concerning Nominees

         At the Meeting, the stockholders will elect six (6) directors, constituting the entire Board of Directors, to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Each stockholder of record at the close of business on May 1, 1998 is entitled to one vote for each share of Common Stock registered in the name of each stockholder on the books of the Corporation.

         The term of the present directors of the Corporation expires at the Meeting when their respective successors have been duly elected and qualified.


709681.4
                                        7

         Information with respect to the nominees for election as directors of the Corporation follows:


                                       Position                         Director
Name                          Age      with the Corporation               Since
Stephen L. Brown*             59       Chairman of the Board,             1986
-----------------             --       ----------------------             ----
                                       Chief Executive Officer and
                                       Director
Miles L. Berger               67       Director                           1996
Carl D. Glickman*             71       Director                           1986
Irving Levine                 76       Director                           1990
Jonathan A. Marshall          59       Director                           1987
Michael P. Rolnick            32       Nominee for Director                 -

* Mr. Brown is an "interested person" of the Corporation within the meaning of the Investment Company Act of 1940 (as amended, the "1940 Act") by reason of his position as Chairman and Chief Executive Officer of the Corporation and his beneficial ownership of shares of Common Stock of the Corporation owned by SLB & Co., Inc. Mr. Glickman is an "interested person" by reason of his position as a director of The Bear Stearns Companies Inc., an "affiliated person" (within the meaning of the 1940 Act) of Bear, Stearns & Co. Inc., a registered broker-dealer.


         Stephen L. Brown, Chairman of the Board of Directors of the Corporation, has been Chairman and Chief Executive Officer since October 1986. Since June 1984, Mr. Brown has been Chairman of SLB & Co., Inc., a private investment firm. Mr. Brown is a director of Copley Financial Services Corporation (advisor to Copley Fund, Inc., a mutual fund) and Avery Communications Inc., a holding company in the telecommunications industry ("Avery").

         Miles L. Berger, a director of the Corporation, has been Vice Chairman of the Board of Heitman Financial Ltd., a real estate service company, for more than the past five years. Mr. Berger is also Chairman of the Board of Mid Town Bank, Chicago, and a director of Innkeepers USA Trust, a Maryland real estate investment trust.

         Carl D. Glickman, a director of the Corporation, has been President of The Glickman Organization, a real estate investment firm, for more than the past five years. Mr. Glickman is a director of The Bear Stearns Companies Inc., Alliance Tyre & Rubber Co., Andal Corp.,

709681.4
                                        8

Continental Health Affiliates, Inc., Infu Tech, Inc., Jerusalem Economics Corp., LTD, Lexington Growth Properties, Office Max, Inc. and SLB & Co., Inc.

         Irving Levine, a director of the Corporation, has been Chairman of the Board and President of Copley Fund, Inc., a mutual fund, since 1978 and Chairman and Treasurer of Stuffco International, Inc., a ladies handbag processor and chain store operator, since 1978. Mr. Levine is also President and a director of Copley Financial Services Corporation (advisor to Copley Fund, Inc.), and a director of Rexnord Holdings, Inc.

         Jonathan A. Marshall, a director of the Corporation, is a Senior Partner in the law firm of Pennie & Edmonds and has been a member of that firm since 1974. He is a member of the Bar of the State of New York and is admitted to practice before the United States Supreme Court and the United States Patent and Trademark Office.

         Michael P. Rolnick is currently Vice President for New Ventures at E* Trade Group Inc. In this capacity, he is responsible for the company's corporate development activities including mergers and acquisitions, private equity investments, and Corporate Strategy. Prior to working at E* Trade, Mr. Rolnick was an Associate at Montgomery Securities. From 1994-1997, he was a manager at Braxton Associates, a consulting group, and from 1993-1994 he was an analyst at Philip Morris Incorporated.


Executive Officers

         In addition to Mr. Stephen L. Brown, the following individuals are executive officers of the Corporation:

        Spencer L. Brown, Age 32. Mr. Brown has been Senior Vice President of the Corporation since November 1995, Secretary of the Corporation since October 1994 and was Vice President from August 1994 to November 1995. From September 1993 to July 1994, Mr. Brown was an attorney with the firm of Wilson, Elser, Moskowitz, Edelman & Dicker and from September 1991 to September 1993 he was an attorney with the firm of Weil, Gotshal & Manges LLP. Mr. Brown is also a director of Avery. Mr. Brown is the son of Mr. Stephen L. Brown, the Chairman and Chief Executive Officer of the Corporation.

         John Greenbaum, Age 47. Chief Financial Officer and Treasurer of the Corporation since March 1996. Mr. Greenbaum was a director of the Corporation from 1992 to 1998. Mr. Greenbaum acted as principal of Digital Media Group, a venture capital firm, from October 1994 through March 1996. From March 1988 to September 1994 he was Vice President of the Corporation and from May 1992 to September 1994 acted as Secretary of the Corporation. Mr. Greenbaum is also a director of Avery.


709681.4
                                        9

         Stephen J. Mayer, Age 45. Mr. Mayer has been Vice President and Controller of the Corporation since December 1994. From April 1994 to October 1994 Mr. Mayer was Chief Financial Officer of Biltmore Mortgage Corp. From February 1992 to April 1994 he was Vice President and Controller of Midcoast Mortgage Corp.

        The term of office of the executive officers of the Corporation expires at the meeting of the Board of Directors when their respective successors have been elected and have qualified. The Corporation anticipates that each such officer will be re-elected at the meeting of the Board of Directors to be held immediately after the Annual Meeting of Stockholders.


Remuneration of Directors and Officers

        The following table sets forth information with respect to all cash remuneration paid or accrued by the Corporation (a stand-alone investment company) for services by the Corporation's directors and three most highly paid executive officers whose compensation exceeded $60,000 for the year ended December 31, 1997:

                                                               Aggregate              Pension or Retirement
                                                               Compensation           Benefits Accrued
                                                               from the               as part of
Name of Person                  Position                       Corporation            Corporation Expenses
--------------                  --------                       -----------            --------------------
Stephen L. Brown                Chairman and Chief
                                Executive Officer              $390,000                        $9,500
Spencer L. Brown                Senior Vice President
                                and Secretary                  $120,000                        $8,050
Miles L. Berger                 Director                       $16,500                           $0
Carl D. Glickman                Director                       $43,500                           $0
John Greenbaum                  Chief Financial
                                Officer, Treasurer
                                and Director                   $120,000                        $6,900
Irving Levine                   Director                       $16,500                           $0
Jonathan A. Marshall            Director                       $16,500                           $0
Jeffrey J. Steiner              Director                       $16,500                           $0

        In 1997, Mr. Stephen Brown was employed under a contract with the Corporation at a base salary of $390,000 per annum. The initial term of such employment contract expired on December 31, 1995 and is automatically extended from year to year thereafter unless the Corporation elects not to extend the term. In compliance with the terms of a Stipulation of

709681.4
                                       10

Settlement (the "Settlement") entered into between the Corporation and the plaintiff on July 14, 1997, Mr. Brown's base salary was reduced to $350,000, effective January 1, 1998. Each director of the Corporation, other than those directors who are also officers of the Corporation, received director's fees of $16,500 in 1997. Mr. Glickman, as Chairman of the Executive Committee of the Board of Directors, as well as serving as a Director of Excelsior Communications Corporation, received a fee of $27,000, in addition to his fee as a director of the Corporation. Pursuant to the Settlement, upon Franklin becoming a BDC, the Corporation agreed that directors' annual fees for all meetings of the Board would not exceed in the aggregate a total of $12,000 per year, although such directors could also receive incentive compensation. In 1998, each director will receive fees of $6,000. In addition, subject to approval by the Commission of an application for exemptive relief to permit the Corporation to issue options to the non-management directors, each director will receive 5,000 options to purchase the Corporation's Common Stock at a price of no less than the closing price of Franklin Holding's Common Stock on the date such options are issued. (See "Compensation Pursuant to Plans" below.) It is anticipated that Mr. Glickman will receive an additional 5,000 options for a total of 10,000 options, for his service as Chairman of the Executive Committee. During the year ended December 31, 1997, the Corporation reimbursed directors, other than directors who are also officers, for certain receipted expenses incurred in connection with the performance of their duties, including attendance at Board and Committee meetings, in the aggregate amount of $12,130. Messrs. Brown and Greenbaum received no such reimbursement.


Compensation Pursuant to Plans

         As of December 31, 1997, Franklin Holding had a contributory retirement plan (the "Plan") covering all employees. Contributions to the Plan were invested in Franklin Holding's Common Stock and/or a selected group of mutual funds. Contributions for the year ended December 31, 1997, 1996, and 1995 were $27,093, $21,163, and $25,070 respectively, and are included in salaries and employee benefits as stated in the Corporation's financial statements under Statements of Operations. The Plan was terminated in January 1998 and all funds were distributed to the participating employees.

         At the 1997 Meeting of Shareholders, the stockholders of the Corporation approved a proposal to adopt certain stock option plans for management and the Corporation's Board of Directors. The stock option plans (the "Plans") approved by the shareholders provided that the aggregate number of shares of Common Stock reserved for issuance under the Plans was 75,000, of which 45,000 were to be reserved for issuance to management and 30,000 shares were to be reserved for the Corporation's directors. In December 1997, the Board granted 15,000 options each to Stephen L. Brown, the Corporation's Chairman, John Greenbaum, the Corporation's Chief Financial Officer, and Spencer L. Brown, the Corporation's Senior Vice President. These options were issued on January 27, 1998 at a stock price of $7.00, which was the closing price of Franklin Holding's Common Stock on the American Stock Exchange

709681.4
                                       11
on January 27, 1998. Subject to approval by the Commission of an application for exemptive relief to permit the Corporation to issue options to the non-management directors, the Board also approved the grant to each of the non-management directors 5000 options each. Mr. Carl D. Glickman was granted a total of 10,000 options as Chairman of the Executive Committee. The Corporation does not know of any reason why the Commission would not approve such application, however, no options shall be issued to the non-management directors until the Corporation receives such exemptive relief.


Committees and Meetings of the Board of Directors

        During the year ended December 31, 1997, the Board of Directors met on nine occasions and did not act without a meeting by unanimous written consent.

        The Audit Committee held two meetings during the year ended December 31, 1997. The Audit Committee meets with the Corporation's independent auditors to review the Corporation's financial statements and the adequacy of internal controls and accounting systems. The members of the Audit Committee are Messrs. Levine (Chairman), Marshall and Berger.

        The Executive Committee meets between meetings of the Board of Directors. The Executive Committee generally may exercise the authority of the Board of Directors and may approve financings not to exceed $500,000. The Executive Committee held one meeting during the year ended December 31, 1997. The members of the Executive Committee are Messrs. Glickman (Chairman)*, Brown* and Marshall.

*       Interested Person.

        The Compensation Committee meets to consider compensation of executive officers of the Corporation. The Compensation Committee did not meet during the year ended December 31, 1997. The members of the Compensation Committee are Messrs. Marshall (Chairman) and Levine.

        Each director, with the exception of Mr. Steiner, attended at least 75% of the aggregate number of meetings of the Board of Directors and of Board Committees on which he served.
There is no Nominating Committee.


Brokerage Transactions

         During the year ended December 31, 1997, the Corporation paid aggregate brokerage commissions of approximately $21,000, $1,925 of which was paid to Bear, Stearns & Co. Inc. ("Bear Stearns"). Mr. Glickman is a director of Bear Stearns' parent company.

709681.4
                                       12

        Brokers are selected by the Corporation's Board of Directors, whose primary considerations are the cost and efficiency of execution of brokerage orders. No person acting on behalf of the Corporation is authorized to pay a brokerage commission to a broker in excess of that which another broker might have charged for effecting the same transaction in recognition of the value of research services provided by the broker.


Investment Advisor

        The Corporation does not engage the services of an investment advisor, principal underwriter or administrator.


Affiliated Transactions


TRANSACTIONS WITH CONTROLLED AFFILIATES

        On July 3, 1997, the Boards of Directors of the Company and Excelsior authorized the dissolution and subsequent liquidation of Excelsior. Upon its liquidation, after satisfying any liabilities and subject to applicable law, all of its assets were transferred to the Corporation in 1997. As of June 30, 1997, Excelsior had total assets of approximately $3.6 million consisting primarily of cash, cash equivalents (including marketable securities) and receivables and total liabilities of approximately $1,700.

        On May 30, 1997, the Corporation made an additional investment of $2,500,000 in Avery. The investment partially consisted of a $1,000,000 loan, represented by a note with a maturity of three years that earns interest at the rate of 10.0% per annum. The first year's interest payment of $100,000 was made at the time the loan was made. In additional consideration for this loan, Avery issued to the Corporation as of May 30, 1997 warrants to purchase 666,666 shares of common stock of Avery at $1.50 per share. These warrants are immediately exercisable and expire five years from the date of issuance. The remainder of the $1,500,000 investment purchased 7.5 units in Avery. Each unit consists of 133,333 shares of common stock of Avery and 200,000 shares of Avery's Series D preferred stock. The Series D preferred stock earns a dividend of 10.0% per annum payable quarterly and is convertible into 100,000 shares of Avery's common stock. This transaction, coupled with the Corporation's previous investment in common stock and Series E preferred stock of Avery, results in the Corporation owning in excess of 25% of Avery's outstanding voting stock on a fully diluted basis. In connection with such investment, Messrs. Stephen L. Brown, Spencer L. Brown and John Greenbaum were appointed to Avery's six person Board of Directors and Mr. Stephen L. Brown was appointed as the Vice Chairman of Avery's Board of Directors.


709681.4
                                       13

        For the years ended December 31, 1997 and 1996, the Corporation's income from controlled affiliates consisted of a management fee of $750,000 from Excelsior in each such year. The Corporation did not receive interest income, net of related expenses, in either year.


Certain Litigation

        In March 1995, a complaint was filed in the United States District Court for the Southern District of New York by a former director of Franklin Holding. On July 14, 1997, the parties entered into a Stipulation of Settlement (the "Settlement"). The Settlement was approved by the District Court on September 11, 1997. Pursuant to the terms of the Settlement, the Board of Directors declared a $3.25 special dividend to stockholders of record of the Corporation's Common Stock as of July 28, 1997. In addition, the Corporation paid certain legal fees to the plaintiff's counsel.

        The Corporation is a plaintiff in an action brought against National Union Fire Insurance Company of Pittsburgh, PA ("National Union") in the Supreme Court of the State of New York. The action seeks reimbursement of $1,000,000 for fees and expenses incurred in connection with certain shareholder litigation brought against Franklin and its directors. National Union filed a motion to dismiss the complaint, which the Corporations opposed. The motion is pending before the court.


Recommendation of the Board of Directors

        The Board of Directors recommends that stockholders vote "FOR" the persons named herein to serve as directors until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and have qualified. Under Delaware law, directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election of directors.

        All nominees have consented to stand for election and to serve if elected. If any nominee should be unable to serve in such position, an event not presently anticipated, the proxies will be voted for such a person, if any, as shall be designated by the Board of Directors to replace any such nominee, unless the Board of Directors reduces the number of directors constituting the whole Board.

        In the absence of contrary instructions, the Corporation intends to vote all proxies "FOR" the election of the six (6) nominees listed above as Directors of the Corporation. In tallying the vote, abstentions and broker non-votes will be considered to be shares of Common Stock present at the Meeting, but not voting in favor of the election of the nominees (i.e., they will have the same legal affect as a vote "against" the election of the nominees).


709681.4
                                       14

                   PROPOSAL TO AMEND COMPANY' S CERTIFICATE OF
               INCORPORATION TO CHANGE NAME OF THE CORPORATION TO
                         "FRANKLIN CAPITAL CORPORATION"

        The Board of Directors believes that it is advisable to amend Article First of the Certificate of Incorporation to change the name of the Corporation to "Franklin Capital Corporation" (the "Name Change Amendment"). Accordingly, on April 29, 1998, the Board of Directors adopted a resolution approving the Name Change Amendment and directing that the Name Change Amendment be presented to the stockholders at the Meeting for their approval. If approved by the stockholders, the first paragraph of Article First would be amended to read in its entirety as follows:

        "First:  The name of the Corporation is Franklin Capital Corporation"

        In September 1997, the stockholders of Franklin approved a proposal that the Company be regulated under the Investment Company Act of 1940, as amended, as a business development company ("BDC"). As a BDC, the Corporation's objective is to achieve capital appreciation through long-term investments in businesses believed to have favorable growth potential.

        The Board of Directors believes that the new name more accurately identifies the Corporation with its new strategic focus and that the new name will assist the Corporation in establishing a presence in the financial community. Management believes the name change can be accomplished at minimal expense.

        If the Name Change Amendment is approved by the stockholders, it will become effective upon the filing of a Certificate of Amendment, in accordance with the provisions of the Delaware General Corporation Law (The "DGCL").


Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote "FOR" the approval of the proposal to amend the Corporation's Certificate of Incorporation to change the name of the Corporation to "Franklin Capital Corporation." In the absence of contrary instructions, the Corporation intends to vote all proxies "FOR" such proposal. In tallying the vote, abstentions and broker non-votes will be considered shares of Common Stock present at the Meeting, but not voting in favor of this proposal (i.e., they will be counted as votes "against" the proposal).



709681.4
                                       15

                        PROPOSAL TO APPROVE SELECTION OF
                    ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

        The Audit Committee has recommended and the Board of Directors of the Corporation has approved, subject to stockholder approval of this proposal, the selection of Ernst & Young LLP as the independent auditors for the Corporation for the year ending December 31, 1998. Ernst & Young LLP will succeed Arthur Anderson LLP as the Corporation's independent auditors. There were no disagreements between management of the Corporation and Arthur Anderson LLP, however, management believes that the Corporation will benefit from the change of independent auditors.

        Ernst & Young LLP have advised the Corporation that it has neither any direct nor any material indirect financial interest in the Corporation. It is expected that a representative of Ernst & Young LLP will be present at the Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions. It is also expected that a representative of Arthur Anderson LLP will be present at the meeting to answer any questions.

        The Board of Directors recommends that stockholders vote "FOR" ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 1998. In the absence of contrary instructions, the Corporation intends to vote all proxies "FOR" such proposal. In tallying the vote, abstentions and broker non-votes will be considered shares of Common Stock present at the Meeting, but not voting in favor of this proposal (i.e., they will be counted as votes "against" the proposal).

                              STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at the 1999 Annual Meeting must be received in writing by the Corporation not later than March 31, 1999 in order to be considered for inclusion in the proxy statement relating to such meeting, which the Corporation anticipates will be held in June 1999.

                                  OTHER MATTERS

        The Board of Directors does not know of any other matters that may properly be brought, and which are likely to be brought, before the Meeting. However, should other matters be properly brought before the Meeting, the persons named on the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                                              By Order of the Board of Directors

                                              SPENCER L. BROWN
                                              Secretary

May 1, 1998

709681.4
                                       16

                THE FRANKLIN HOLDING CORPORATION (DELAWARE)                PROXY
           This Proxy is Solicited on Behalf of the Board of Directors

                    Proxy for Annual Meeting of Shareholders
                                  June 16, 1998

            The undersigned hereby appoints Stephen L. Brown and Carl D. Glickman, or either of them, as attorneys and proxies to vote all the shares of common stock, par value $1.00 per share, of The Franklin Holding Corporation (Delaware) (the "Corporation"), which are outstanding in the name of the undersigned and which the undersigned would be entitled to vote as of May 1, 1998, at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held at the offices of Battle Fowler LLP, 75 East 55th Street, 7th Floor, New York, New York, on Tuesday, June 16, 1988, at 11 o'clock a.m., New York Time, and at any or all adjournments or postponements thereof; and the undersigned hereby instructs and authorizes said attorneys to vote as indicated on the reverse side.

            The shares represented hereby will be voted in accordance with the instructions contained on the reverse side. If no instructions are given the shares will be voted FOR the election of all six nominees in item 1 and FOR items 2 and 3 below, each of said items being more fully described in the Notice of Meeting and accompanying Proxy Statement, receipt of which is hereby acknowledged. In the event of any proposed adjournment of the Meeting to permit further solicitation of proxies with respect to any proposal listed below, shares will be voted FOR adjournment with respect to such proposal if they were to be voted FOR such proposal (including if there were no specifications), and AGAINST adjournment with respect thereto if such shares were to be voted AGAINST or to have ABSTAINED from voting with respect to such proposal.

                  (Continued and to be signed on reverse side)

                            # FOLD AND DETACH HERE #


711980.1

                                                                  Please mark|X|
                                                                    your vote as
                                                                    indicated in
                                                                     the example






FOR the election of all         WITHHOLDING
 nominees listed to the       AUTHORITY to vote
right (except as marked         for all nominees
 to the contrary below)         listed to the right

         / /                       / /         1. ELECTION OF DIRECTORS:  Stephen L. Brown, Miles L. Berger, Carl D. Glickman,
                                                  Irving Levine, Jonathan A. Marshall, Michael P. Rolnick.
                                                  (Instructions:  To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)
        FOR         AGAINST       ABSTAIN                                       ____________________________________________________
         / /          / /          / /         2. Proposal for the Corporation to amend its Certificate of Incorporation to change the Corporation's name to "Franklin Capital Corporation".

         / /          / /          / /         3. Ratification of appointment of Ernst & Young LLP to serve as independent auditors of the Corporation for the fiscal year ending December 31, 1998.

                                               4. In their  discretion,  on such other  matters as may properly come before the
                                                  Meeting (other than adjournments with respect to any  proposal as  described on reverse).



     THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE DATE, SIGN AND
                    MAIL PROXY CARD IN THE ENCLOSED ENVELOPE.

Signatures of Stockholder(s)  __________________________________ Dated ________,
1998 Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


711980.1